                           INSTALLMENT COLLATERAL NOTE


$365,000.00                                 Portland, Oregon, January 2, 1997.



     The undersigned promises to pay to the order to TELCO WEST, INC., an Oregon Corporation or their assigns at 15838 S.W. Upper Boones Ferry Rd., Lake Oswego, Oregon 97035 the sum of THREE HUNDRED SIXTY FIVE THOUSAND AND NO/100 DOLLARS ($365,000), together with interest thereon at the rate of 10.0% per annum accruing from the date hereof until paid. Payments on this note shall commence on or before February 1, 1997 when the sum of $3,042.00 shall be due and on the first day of each month thereafter the sum of $3,042 shall be due until April 1, 1998 when the entire unpaid principal and interest us due and payable. All payments must be postmarked on or before the first day of each month. Attached hereto as exhibit "A" is an amortization table which the parties hereto agree represents the principal and interest balances as of the dates set forth therein if all payments are made upon the dates due as set forth by this Installment Collateral Note. The undersigned represents that the funds borrowed are for business purposes in the purchase pay telephone equipment and not for any non-commercial purpose. If any of said installments is not paid, all principal and interest shall become immediately due and collectible at the option of the holder of this note.

     The undersigned shall have the right to prepay all or any portion of the principal balance. A payment of principal only is known as a "prepayment".
If the undersigned elects to make a "prepayment" it must be identified as such by written statement of the undersigned on the check or otherwise. No portion of any prepayment will be applied to the regular monthly payment. "Prepayment shall not forgive the undersigned from making any regular monthly payment.

     If the holder of this note has not received the full amount of any monthly payment by the end of three calendar days after the date it is due, the undersigned agrees to pay a late charge to the note holder equal to 5.0% of the overdue amount. The undersigned agrees to pay the late charge promptly, however, in no event later than thirty (30) days past the date said late charge is assessed by reason of delinquency. The holder of this note shall not be required to send notice of any late charge assessment. In addition the holder may charge the undersigned any costs and expenses associated with collection of the late payment or charge.


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     To secure the payment of this note and any other liabilities of the undersigned to said payee, hereafter arising, the undersigned has delivered unto the payee a Security Agreement and Finance Statements. As additional security for payment of the debts evidenced hereby shareholders of Itelliphone, Inc. have personally guaranteed the debt.

     The payee shall have no duty to collect or protect the collateral or any proceeds, to preserve the rights of any of the undersigned against prior or other parties, to realize on the collateral in any particular manner or to seek reimbursement from any particular source and, at the payees option, may proceed directly against the undersigned without exercising any further right to satisfy the obligations of the undersigned by repossession or sale of the collateral.

     With reference to this note and also to that portion of the collateral, which indebtedness owing to the undersigned, the payee, at his election, may grant any extensions, postponement of time of payment, indulgence, or permit any substitutions, exchange or release of collateral and may add to or release any parties primarily or secondarily liable without notice to and without releasing the undersigned.

     The undersigned assumes full responsibility for taking any necessary steps to protect any of the collateral in payee's possession including without limitation, the exercise of any rights respecting the collateral. The payee shall have exercised reasonable care in the preservation and protection of the collateral if he takes such action for that purpose as the undersigned shall request in writing.

     If this note is placed in the hands of an attorney for collection, each of the undersigned promises to pay the reasonable collection costs of the holder hereof; and if suit or action is filed hereon, also promises to pay
(1) holder's reasonable attorney's fees to be fixed by the trial court and
(2) if any appeal is taken from any decision of the trial court, such further sum as may be fixed by the appellate court, as the holder's reasonable attorney's fees in the appellate court.

     If payment of this note is made by any co-maker or endorser the payee is authorized, at his election, to surrender the collateral to the person making such payment.

     The rights and remedies of the payee (as the secured party herein) with respect to all of the above described collateral as well as all other collateral in which the payee has a security interest by this note or otherwise shall be those provided by the laws of the State of Oregon.


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      The undersigned shall be in default hereunder upon the occurrence of the following events:

      (a) Failure to pay when due the principal, interest or late charges on this note or any of the said installments when due;

      (b) Failure to pay when due the principal, interest or late charges on the Installment Note dated January 2, 1997 in the face amount of $841,500;

      (c) Commencement of any insolvency proceedings by or against any of the undersigned or any endorser hereof;

      (d) Failure of the undersigned to pay personal property taxes associated with the property securing the obligations hereunder.

      In the event of the occurrence of any of the foregoing events of default, then at the option of the said payee this note as well as all other obligations to the payee of any of the undersigned and of any endorser hereof shall immediately become due and payable.


                                           INTELLIPHONE, INC.


                                           by  /s/ Jeffrey Paletz, President
                                              ------------------------------



STATE OF MINNESOTA  )
                    )ss
County of Hennepin  )

      This instrument was acknowledged before me on January 7, 1997 by Jeffrey Paletz who attested that he is the President of Intelliphone, Inc., a Minnesota corporation and that he has authority to sign this document on behalf of said corporation and acknowledged the foregoing document as the voluntary act and deed of Intelliphone, Inc.

      Before me this 7 day of January, 1997.


            OFFICIAL SEAL                      /s/ Marilyn M. Susbauer
         MARILYN M. SUSBAUER                   ------------------------------
       NOTARY PUBLIC - OREGON                  Notary Public for Oregon
       COMMISSION NO. 037827                   my commission expires: 9-16-98
MY COMMISSION EXPIRES SEPT. 16, 1998





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